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"EXHIBIT 23"

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
International Bancshares Corporation:

        We consent to incorporation by reference in Registration Statement No. 33-15655 on Form S-8 of International Bancshares Corporation of our report dated February 21, 2003, except as to the fifth paragraph of Note 16, which is as of March 7, 2003, with respect to the consolidated statements of condition of International Bancshares Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, comprehensive income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which report is incorporated by reference in the December 31, 2002 annual report on Form 10-K of International Bancshares Corporation. Our report refers to a change in the method of accounting for goodwill and other intangible assets.

/s/ KPMG LLP

San Antonio, Texas
March 31, 2003

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  "EXHIBIT 23"
INDEPENDENT AUDITORS' CONSENT